Exhibit 10.2

NEULION, INC.

SUBSCRIPTION AGREEMENT

SALE OF 4,692,274 CLASS 4 PREFERENCE SHARES

June 29, 2011

TERMS AND CONDITIONS OF SUBSCRIPTION

1.             Subscription.  The undersigned (the “Purchaser”) hereby tenders to NeuLion, Inc. (the “Corporation”) this subscription offer which, upon acceptance by the Corporation, will constitute an agreement (the “Subscription Agreement”) of the Purchaser with the Corporation to purchase from the Corporation and, on the part of the Corporation, to sell to the Purchaser, that number of the Corporation’s Class 4 Preference Shares (“Preferred Shares”) set out on the signature page below (the “Purchaser’s Shares”) at the price of $0.4582 per Preferred Share and in the amount of the aggregate subscription price set forth on the signature page of this Subscription Agreement (the “Purchase Price”), all on the terms and subject to the conditions set forth in this Subscription Agreement (the “Offering”).

The rights, terms and conditions of the Preferred Shares are set forth on Schedule B to this Subscription Agreement.

2.             Definitions.  In this Subscription Agreement, unless the context otherwise requires:

“Accredited Investor Questionnaire” means the accredited investor questionnaire, in the form of Schedule A attached hereto, required to be completed by the Purchaser as a resident of the United States.

“Business Day” means a day which is not a Saturday, Sunday or holiday in New York, New York.

“Bylaws” has the meaning ascribed to such term in Section 6(h) hereof.

“Certificate” means the Certificate of Incorporation of the Corporation, as amended.

“Closing” means the completion of the issue and sale by the Corporation and the purchase by the Purchaser of the Preferred Shares pursuant to this Subscription Agreement.

“Closing Date” means June 29, 2011.

“Closing Time” means 10:00 a.m. (New York time) on the Closing Date or such other time as the Corporation and the Purchaser may agree.

“Common Stock” means the common stock, par value $0.01, of the Corporation.

“Corporation” has the meaning ascribed to such term in Section 1 hereof.

“Material Adverse Effect” means an event, change or occurrence that individually, or together with any other event, change or occurrence, has a material adverse impact on the Corporation’s financial position, business or results of operations; provided, however, that the term Material Adverse Effect shall not include the impact of (i) changes in laws of general applicability or interpretations thereof by courts or other governmental authorities, (ii) changes in generally accepted accounting principles, (iii) seasonal fluctuations in the Corporation’s performance due to general economic conditions that do not have a disproportionately adverse effect on the Corporation, (iv) the announcement of the transactions contemplated by this Subscription Agreement, (v) any action taken at Purchaser’s request, or (vi) a change in the market price of the Common Stock.

“Preferred Shares” has the meaning ascribed to such term in Section 1 hereof.

“Private Placement Exemption” means an exemption from the prospectus and registration requirements under applicable Securities Laws.

“Purchase Price” has the meaning ascribed to such term in Section 1 hereof.

“Purchaser” has the meaning ascribed to such term in Section 1 hereof.

“Purchaser’s Shares” has the meaning ascribed to such term in Section 1 hereof.

“SEC” means the United States Securities and Exchange Commission, or any successor agency thereto.

“Securities Documents” has the meaning ascribed to such term in Section 6(j) hereof.

“Securities Laws” means the securities laws of the United States and the regulations and rules made and forms prescribed thereunder together with all national and applicable multilateral instruments, blanket orders and rulings of the SEC and together with all published policies, rules and regulations of the Stock Exchange.

“Stock Exchange” means the Toronto Stock Exchange.

“Securities Act” means the United States Securities Act of 1933, as amended.

(a)           Gender and Number.  Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

(b)           Currency.  Unless otherwise stated, all dollar amounts herein are expressed in United States dollars.

(c)           Headings.  The division of the Subscription Agreement into Sections and the use of headings are for convenience of reference only and shall not affect the interpretation of this Subscription Agreement.

(d)           Description of Schedules.  The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule A                      Accredited Investor Questionnaire (for U.S. Investors only)

Schedule B                      Rights, Terms and Conditions of Class 4 Preference Shares

Schedule C                      Option Grants

3.           Delivery and Payment.  The Purchaser agrees that the following shall be delivered to the Corporation at the address and by the Closing Time, or such other time, date or place as the Corporation may advise:

(a)           a completed and duly signed copy of this Subscription Agreement;

(b)           a completed and duly signed copy of the Accredited Investor Questionnaire in the form attached hereto as Schedule A; and

(c)           a certified check or bank draft made payable on or before the Closing Date in same day immediately available U.S. funds in Plainview, NY to the Corporation representing the aggregate Purchase Price payable by the Purchaser for the Purchaser’s Shares, or by bank-wire transfer of immediately available funds in accordance with the following:

Bank:	Capital One Bank
ABA#:	021407912
Account Name:	NeuLion, Inc.
Account Number:	3124-07095-8
SWIFT Code:	NFBKUS33
Reference:	JK&B Capital V Special Opportunity Fund, L.P.

EACH PURCHASER MUST INSTRUCT ITS BANK TO MARK ALL WIRE TRANSFER CHARGES TO THE REMITTING BANK, SO THAT THE FULL AMOUNT OF EACH CONTRIBUTION IS RECEIVED BY THE CORPORATION PRIOR TO CLOSING.

, or such other method of payment of the same amount against delivery of the Purchaser’s Shares as the Corporation may accept.

The Purchaser consents to and hereby authorizes the filing of such certificates and other documents as may be required to be filed with the Stock Exchange or other securities regulatory authority in connection with the transactions contemplated hereby.

4.             Closing.  The Closing will be completed at the offices of Loeb & Loeb LLP, counsel to the Corporation, at the Closing Time.  Subject to satisfaction or waiver of the Closing conditions referred to herein, the Purchaser acknowledges that the Purchaser’s Shares will be available for delivery to it at the Closing against payment of the amount of the aggregate Purchase Price (in immediately available US funds) for the Purchaser’s Shares.

5.             Conditions of Closing.

(a)           The Purchaser’s obligation to purchase the Purchaser’s Shares at the Closing Time shall be conditional upon the fulfillment at or before the Closing Time of the following conditions:

(i)
the Purchaser shall have received evidence that the conditional approval of the Stock Exchange (subject to the fulfillment of customary post-closing conditions) have been obtained by the Corporation in order to complete the Offering and the issuance of the Preferred Shares;

(ii)	the Corporation shall have received disinterested approval of its Board of Directors;

(iii)
this Subscription Agreement and the certificates representing the Preferred Shares shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Purchaser, acting reasonably;

(iv)
the Purchaser shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Corporation, or such other officer of the Corporation as the Purchaser may agree, certifying for and on behalf of the Corporation, to the best of the knowledge, information and belief of the person so signing (without personal liability), that:

(1)
the representations and warranties of the Corporation contained herein are true and correct as at the Closing Time, with the same force and effect as if made on and as at the Closing Time after giving effect to the transactions contemplated hereby;

(2)
the Board of Directors has authorized the designation of the Preferred Shares and approved the transaction contemplated herein and such resolutions are in full force and effect as at the Closing Date; and

(3)	the holders of 66% of the Class 3 Preference Shares have approved the designation and issuance of the Preferred Shares;

(v)	the Purchaser shall have received a customary opinion of counsel for the Corporation in a form mutually agreeable to the parties; and

(vi)	the Corporation shall have waived all applicable anti-takeover measures under the Corporation’s charter documents and applicable law.

(b)           The Corporation’s obligation to issue the Purchaser’s Shares at the Closing Time shall be conditional upon the fulfillment at or before the Closing Time of the following conditions:

(i)
this Subscription Agreement and the certificates representing the Preferred Shares shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Corporation, acting reasonably;

(ii)
the Corporation shall have obtained conditional approval of the Stock Exchange (subject to the fulfillment of customary post-closing conditions) in order to complete the Offering and the issuance of the Preferred Shares; and

(iii)	the Corporation shall receive the Purchase Price in immediately available funds.

6.             Representations, Warranties and Covenants of the Corporation.  The Corporation represents and warrants to the Purchaser as follows:

(a)           the Corporation and each of its subsidiaries have been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and the Corporation has all requisite corporate power and capacity to enter into, and carry out its obligations under, this Subscription Agreement;

(b)           the Corporation has taken all corporate steps necessary to approve the transactions contemplated hereby, including the execution and delivery of this Subscription Agreement and the certificates representing the Preferred Shares, each of which will constitute a legal and binding obligation of the Corporation enforceable in accordance with its terms;

(c)           the Corporation has complied with, or will comply with, all applicable corporate and Securities Laws and regulations in connection with the offer, sale and issuance of the Preferred Shares, including the filing of all required forms and reports under the Securities Laws within the time periods therein prescribed and payment of all required fees in connection therewith;

(d)           each of the creation, issuance and sale of the Preferred Shares by the Corporation does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of the Corporation’s constituent documents or any agreement or instrument to which the Corporation is a party;

(e)           every consent, approval, authorization or order that is required for the transactions herein contemplated to occur at the Closing have been obtained and is in effect;

(f)            no order ceasing or suspending trading in the securities of the Corporation nor prohibiting the sale of such securities or the Preferred Shares has been issued to the Corporation or its directors or officers and, to the knowledge of the Corporation’s Chief Executive Officer and Chief Financial Officer, no investigations or proceedings for such purposes are pending or threatened;

(g)           the Corporation has full corporate power and authority to undertake the Offering and the Preferred Shares have been duly and validly created, authorized and issued and the Common Stock has been duly allotted and reserved for issuance and, upon the conversion of the Preferred Shares, will be issued as fully paid and non-assessable Common Stock;

(h)           all of the issued and outstanding shares of the Corporation are validly issued, fully paid, and nonassessable. Other than as set forth in the Company’s publicly available documents or on Schedule C attached hereto, and as contemplated herein, there are no outstanding options, warrants, rights to subscribe to, or securities, rights or obligations convertible into or exchangeable or exercisable for, or giving any person any right to subscribe for or acquire, any capital shares of the Corporation or any options, warrants, rights or other instruments convertible into or exchangeable for, capital shares of the Corporation.  The Certificate, as in effect on the date hereof, and the Corporation’s Bylaws (the “Bylaws”) as in effect on the date hereof, are available at www.sedar.com and www.sec.gov. Other than as set forth in the Corporation’s publicly available documents, there are no stockholder agreements, voting agreements or other similar agreements with respect to the capital shares to which the Corporation is a party;

(i)            the Corporation has filed all reports (including all exhibits thereto) required to be filed by it under Securities Laws for the two years preceding the date hereof (the “Securities Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such Securities Document prior to the expiration of any such extension.  As of their respective dates, the Securities Documents complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and regulations of the Securities Commission promulgated thereunder applicable to the Securities Documents, and none of the Securities Documents, at the time they were filed with the Securities Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  There are no Securities Documents that are not available to the public, other than such documents that are subject to confidential treatment under the SEC rules.  As of their respective dates, the financial statements and the related notes, filed in the Securities Documents, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities Commission with respect thereto.  Such financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the U.S., consistently applied, during the periods involved (except (i) as may be otherwise indicated in the financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the Securities Commission’s rules and instructions) and fairly present in all material respects the consolidated financial position of the Corporation as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other written information provided by or on behalf of the Corporation to the Purchaser by the executive management of the Corporation which is not included in the Securities Documents, to the knowledge of the Corporation’s executive management, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading;

(j)            the Corporation and its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization;

(k)           no brokerage commissions, placement agent’s fees or similar payments are payable relating to this Subscription Agreement or the transactions contemplated hereby;

(l)            the Corporation has filed (or has obtained an extension of time within which to file) all necessary federal, provincial and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not have a Material Adverse Effect.  The Corporation has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required;

(m)           the Corporation has not taken, nor will it take, directly or indirectly any action designed to stabilize or manipulate the price of the Common Stock or any security of the Corporation to facilitate the sale or resale of any of the Preferred Shares;

(n)           the books of account, minute books and other records of the Corporation are complete and correct in all material respects.  The minute books of the Corporation contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Corporation’s Board of Directors and committees of the Corporation’s Board of Directors, and no meeting of any of such shareholders, the Corporation’s Board of Directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books, except for the minutes of the May 2011 meeting of the Board of Directors and the Audit Committee, which will be prepared for review and approval at the next Board of Directors meeting;

(o)            the Corporation and its subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.  To the Corporation’s knowledge, no employees of the Corporation or the subsidiaries are in violation of any term of any material employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Corporation or its subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Corporation or to the use of trade secrets or proprietary information of others; and

(p)            the Corporation and its subsidiaries are not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, violation of which would have a Material Adverse Effect.

7.             Purchaser’s Representations and Warranties.  The Purchaser represents and warrants to the Corporation that:

(a)           The Purchaser has all requisite authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and, upon acceptance by the Corporation, this Subscription Agreement will constitute a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms and will not result in a violation of or create a state of facts which, after notice, lapse of time or both, would constitute a default or breach of any agreement to which the Purchaser is a party or by which it is bound or any law applicable to the Purchaser or any judgment, law applicable to the Purchaser or any decree, order, statute, rule or regulation applicable to the Purchaser;

(b)           The Purchaser is a resident of the jurisdiction referred to under “Name and Address of Purchaser” set out on the signature page hereto and is not a resident of any other jurisdiction nor is it purchasing the Purchaser’s Shares for the account or benefit of a resident of any other jurisdiction;

(c)           The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchaser’s Shares and that it is able to bear the economic risk of such investment for an indefinite period of time.  The Purchaser is purchasing the Preferred Shares for the Purchaser’s own account, for investment purposes only and not with a view to any resale or distribution thereof and the Purchaser does not have any contracts, understandings, agreements or arrangements with any person or entity to sell, transfer or grant a participation interest with respect to any of the Preferred Shares;

(d)           The Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act, and specifically represents and warrants that one or more of the categories set forth in the Accredited Investor Questionnaire attached hereto as Schedule A correctly, and in all respects, describes the Purchaser and the Purchaser has so indicated by marking the box next to the category which so describes it and executing and delivering a copy of the Accredited Investor Questionnaire;

(e)           The Purchaser will execute and deliver within the applicable time periods all documentation as may be required by applicable Securities Laws to permit the purchase of the Preferred Shares on the terms herein set forth;

(f)            If required by applicable securities legislation, policy or order of a securities regulatory authority, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issuance of the Preferred Shares, as may be required;

(g)           The Purchaser acknowledges that the investment in the securities of the Corporation may have tax consequences to the Purchaser under applicable law, which the Purchaser is solely responsible for determining.  The Purchaser acknowledges and agrees that the Purchaser is responsible for obtaining its own legal and tax advice;

(h)           The Purchaser does not have knowledge of a material fact or material change with respect to the Corporation that has not been generally disclosed; and

(i)            No person has made any written or oral representation to the Purchaser:

(i)	that any person will resell or repurchase the Preferred Shares;

(ii)	that any person will refund the purchase price of the Preferred Shares other than as provided in this Subscription Agreement; or

(iii)	relating to the future price or value of the Preferred Shares.

8.             Purchaser’s Acknowledgements.

(a)           Private Placement Exemptions.  The Purchaser hereby acknowledges and agrees that the Offering is being made pursuant to a Private Placement Exemption.  As a result of the Corporation’s reliance on the Private Placement Exemption, the Preferred Shares will be subject to restrictions on resale and transferability contained in applicable securities legislation, as well as any restrictions on resale and transferability imposed by the Stock Exchange.  The Preferred Shares may not be sold or otherwise transferred unless the sale or transfer is made in accordance with the provisions of all applicable Securities Laws and Stock Exchange requirements.

(b)           Securities Act of 1933.  The Purchaser acknowledges and agrees that the securities underlying the Preferred Shares subscribed for have not been and will not be registered under the United States Securities Act, or any applicable state securities laws; accordingly, the securities underlying the Preferred Shares will be “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act and may not be offered and sold, directly or indirectly, in the United States or by or to U.S. Persons (as defined in Regulation S promulgated under the Securities Act) without registration under the Securities Act and any applicable state securities laws, unless an exemption from registration is available.

(c)           Reliance.  The Corporation will rely on the acknowledgments, representations and warranties made herein or otherwise provided by the Purchaser to the Corporation in completing the sale and issue of the Preferred Shares to the Purchaser.

(d)           Advisors.  The Purchaser acknowledges that it has been advised to consult with the Purchaser’s own attorney regarding legal matters concerning the Offering, to consult with the Purchaser’s tax advisor regarding the tax consequences of participating in the Offering and any other advisor with which the Purchaser regularly consults regarding investments of this type and nature.

9.             Purchaser’s Expenses.  At the Closing or promptly thereafter, the Corporation shall reimburse Purchaser for all reasonable fees and expenses associated with the negotiation and consummation of the Offering, including legal expenses, accounting expenses and out-of-pocket due diligence expenses.

10.           Resale Restrictions.  The Purchaser acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is responsible for complying with such restrictions.

For purposes of complying with the Securities Laws, the Purchaser understands and acknowledges that upon the issuance of Preferred Shares, all the certificates representing the Preferred Shares, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE THAT IS 4 MONTHS AND ONE DAY FROM CLOSING DATE].”

11.           Modification.  Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

12.           Assignment.  The terms and provisions of this Subscription Agreement shall be binding upon and inure to the benefit of the Purchaser and the Corporation and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

13.           Counterparts.  This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

14.           Facsimile Subscriptions.  The Corporation shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement, including the completed Schedules hereto, and acceptance by the Corporation of such facsimile copy shall be legally effective to create a valid and binding agreement between the Purchaser and the Corporation in accordance with the terms hereof.

15.           Entire Agreement.  This Subscription Agreement (including the Schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof.  This Subscription Agreement may be amended or modified in any respect by written instrument only.

16.           Governing Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable therein.  The Purchaser on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, hereby irrevocably consents to the jurisdiction of the courts of the State of New York with respect to any matters arising out of this Subscription Agreement.

17.           Survival.  The Purchaser hereby agrees that this subscription, once accepted by the Corporation, is irrevocable and that the Subscription Agreement, including without limitation the representations, warranties and covenants of the Purchaser, shall survive the Closing, notwithstanding the completion of the purchase of the Purchaser’s Shares by the Purchaser pursuant hereto, the completion of the Offering and any subsequent disposition in accordance with the applicable Securities Law by the Purchaser of the Purchaser’s Shares.

18.           Time of Essence.  Time shall be of the essence with respect to all provisions of this Subscription Agreement.

19.           Effective Date.  This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

[The remainder of this page has deliberately been left blank]

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement and applicable Accredited Investor Questionnaire as of the 29th day of June, 2011.

Security: Class 4 Preference Shares
Price Per Share:  USD$.4582
Number of Units Purchased:  4,692,274
Total Subscription Price:  USD$2,149,999.95

Name and Address of Purchaser:

INDIVIDUAL INVESTOR(S):*	PARTNERSHIP, CORPORATION, LIMITED
LIABILITY CORPORATION, TRUST,
CUSTODIAL ACCOUNT, OTHER INVESTOR
(Print Name)
JK&B Capital V Special Opportunity Fund, L.P.
	By:	JK&B Management V, L.P., its General Partner
(Signature)	By:	JK&B Capital V, L.L.C., its General Partner

	By:	/s/ Thomas Neustaetter
(Secondary Signature for Joint Accounts)

Address:		Address:	Two Prudential Plaza, 180 N. Stetson Ave., Suite 4500
	(Street Address)		(Street Address)
Chicagto, IL
	(City, State/Province and Country)		(City, State/Province and Country)
60611
	(Postal code)		(Postal code)
*If Purchasers are jointly subscribing for Preferred Shares, each Purchaser must print and sign his, her or its name.

The Corporation hereby accepts the Purchaser’s subscription for the Preferred Shares set out above.

NEULION, INC.

By:	/s/ Roy E. Reichbach
(Signature)

Roy E. Reichbach, Secretary
(Print Name and Title)

SCHEDULE A
ACCREDITED INVESTOR QUESTIONNAIRE
(FOR U.S. INVESTORS ONLY)

1.             Applicable to Individuals ONLY.  Please answer the following questions concerning your financial condition as an “accredited investor” (within the meaning of Rule 501 of Regulation D of the Act.  If the Purchaser is more than one individual, each individual must initial an answer where the question indicates a “yes” or “no” response and must answer any other question fully, indicating to which individual such answer applies.  If the purchaser is purchasing jointly with his or her spouse, one answer may be indicated for the couple as a whole:

(a)	Does your net worth* (or joint net worth with your spouse) exceed $1,000,000?

_______	_______
Yes	No

(b)
Did you have an individual income** in excess of $200,000 or joint income together with your spouse in excess of $300,000 in each of the two most recent years (2009 and 2010) and do you reasonably expect to reach the same income level in the current year (2011)?

_______	_______
Yes	No

(c)	Are you an executive officer of NeuLion, Inc.?

_______	_______
Yes	No

* For purposes hereof, net worth shall be deemed to include ALL of your assets, liquid or illiquid (including such items as home, furnishings, automobile and restricted securities) MINUS any liabilities (including such items as home mortgages and other debts and liabilities).

** For purposes hereof, the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”.  For purchasers who are salaried employees, the gross salary of such purchaser, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof.  For purchasers who are self employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

2.           Applicable to Corporations, Partnerships, Limited Liability Companies and other Entities ONLY:

The Purchaser is an accredited investor because the Purchaser falls within at least one of the following categories (Check all appropriate lines):

___
a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

___	a broker-dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended;

___	an insurance Partnership as defined in Section 2(13) of the Act;

___
an investment Partnership registered under the Investment Partnership Act of 1940, as amended (the “Investment Act”) or a business development Partnership as defined in Section 2(a)(48) of the Investment Act;

___	a Small Business Investment Partnership licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

___
a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

___
an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance Partnership, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

___	a private business development Partnership, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

___
an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

___
a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, as described in Rule 506(b)(2)(ii) promulgated under the Act, who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

___	an entity in which all of the equity investors are persons or entities described above (“accredited investors”).

Dated: June 29, 2011	Signed:	By: /s/ Thomas Neustaetter

JK&B Capital V Special Opportunity Fund, L.P.
Witness (If Purchaser is an Individual)	Print the name of Purchaser

Print Name of Witness	If Purchaser is a Corporation, print name and title of Authorized Signing Officer

SCHEDULE B
RIGHTS, TERMS AND CONDITIONS OF CLASS 4 PREFERENCE SHARES

1.             Dividends

(a)           Cumulative Dividends: The holders of the Class 4 Preference Shares, in priority to the holders of Common Stock, Class 3 Preference Shares and all other shares ranking junior to the Class 4 Preference Shares, will be entitled to receive fixed preferential cumulative dividends at the rate of 8% per annum on the Original Amount (as hereinafter defined) per share from the date of issuance which shall automatically accrue.  Unless declared earlier by the board of directors out of the assets of the Corporation properly applicable to the payment of dividends, such dividends shall be payable only upon a Liquidation Event (as hereinafter defined) or redemption by the Corporation pursuant to Section 5 hereof. Dividends will be prorated for stub periods.

(b)           Dividends Preferential: Except with the consent in writing of the holders of a majority of the Class 4 Preference Shares outstanding, no dividend will at any time be declared and paid on or set apart for payment on the Common Stock, Class 3 Preference Shares or on any other shares ranking junior to the Class 4 Preference Shares in any financial year unless and until the cumulative dividends stated in Section 1(a) on all the Class 4 Preference Shares outstanding have been declared and paid or set apart for payment.

(c)           Equivalent Dividends on Common Stock: In addition to Section 1(a) holders of Class 4 Preference Shares will also be entitled to receive pari passu dividends paid to the holders of Common Stock if, as and when declared by the board of directors out of the assets of the Corporation properly applicable to the payment of dividends. A holder of a Class 4 Preference Share shall be entitled to receive a dividend on such share equal to the product of the Common Stock Equivalent multiplied by the per share dividend declared on each Common Stock. The term "Common Stock Equivalent", at any particular time, refers to that number of Common Stock(s) which would be received by a holder of a Class 4 Preference Shares upon a conversion at that time of such share(s) into Common Stock.

2.             Liquidation, etc.

(a)           Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs (a “Liquidation Event”), the holders of the Class 4 Preference Shares will be entitled to receive from the assets of the Corporation a sum equivalent to the aggregate Redemption Amount (as hereinafter defined) of all Class 4 Preference Shares held by them respectively before any amount is paid or any assets of the Corporation are distributed to the holders of any Common Stock, Class 3 Preference Shares or shares of any other class ranking junior to the Class 4 Preference Shares. After payment to the holders of the Class 4 Preference Shares of the amount so payable to them as above provided such holders shall not be entitled to any further distribution from the Corporation.

3.             Voting

(a)           The holders of the Class 4 Preference Shares will be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common Stock Equivalent (determined for each Class 4 Preference Shares held by such holder) at all such meetings.

(b)           Except for matters where holders of the Class 4 Preference Shares are by law required or permitted herein to vote as a class, holders of Class 4 Preference Shares shall vote together with the holders of Common Stock as a single class.

4.             Retraction

(a)           Majority Holder Redemption: Holders of the majority of the Class 4 Preference Shares will be entitled to require the Corporation to redeem, subject to the requirements of the General Corporation Law of the State of Delaware as now enacted or as the same may from time to time be amended, re-enacted or replaced, at any time all, but not less than all of the Class 4 Preference Shares held by all holders by tendering to the Corporation at its registered office the share certificates representing the Class 4 Preference Shares together with a request in writing (a “Majority Redemption Request”) specifying (i) that the holders desire to have all, but not less than all of the Class 4 Preference Shares represented by such certificates redeemed by the Corporation, (ii) the business day (herein referred to as the "Redemption Date") on which the holders desire to have the Corporation redeem such Class 4 Preference Shares, and (iii) written authorization from holders holding not less than 50.1 % of the Class 4 Preference Shares then outstanding supporting the Majority Redemption Request or minutes from a duly convened meeting of the holders of the Class 4 Preference Shares at which a majority of such holders passed a resolution to support the Majority Redemption Request. The Redemption Date will be not less than 30 days (or such shorter period to which the Corporation may consent) after the day on which the Majority Redemption Request is given to the Corporation. Upon receipt of the share certificates representing all of the Class 4 Preference Shares being redeemed by a holder, the Corporation will on the Redemption Date redeem such Class 4 Preference Shares by paying to such holder the Original Amount (as hereinafter defined) for each such Class 4 Preference Shares being redeemed. Such payment will be made by check or, with the consent of a majority of the holders, by any other means of immediately available funds.  If the funds available for redemption are insufficient to redeem all of the issued and preferred stock of the Corporation requesting redemption, the available funds shall be used to first redeem all shares of Class 4 Preference Shares prior and in preference to the redemption of all other stock ranking junior thereto.

(b)           Constraints: Notwithstanding the foregoing: (a) a Majority Redemption Request may only be issued after June 29, 2016 (the “Fifth Anniversary”) and (b) any payments to be made pursuant to this Section 4 shall be subject to Section 10.

(c)           Seniority of Retraction:  The Corporation shall not, without the express written consent from holders of a majority of the Class 4 Preference Shares, retract any Class 3 Preference Shares.

5.             Redemption

(a)           Redemption by Corporation:  The Corporation may, upon giving notice as hereinafter provided, redeem, subject to the requirements of the General Corporation Law of the State of Delaware, at any time the whole or from time to time (subject to subsection (c) below and the conversion provisions set forth in Section 6 below) any part of the then outstanding Class 4 Preference Shares from any one or more of the holders thereof as the board of directors may in its sole discretion determine on payment of US$0.4582 for each share (the “Original Amount”) to be redeemed, plus all accrued and unpaid dividends thereon, the whole constituting and being herein referred to as the “Redemption Amount”.

(b)           In the case of redemption of Class 4 Preference Shares under the provisions of Section 5 hereof, the Corporation will at least 21 days (or, if a majority of the holders of the Class 4 Preference Shares to be redeemed consent, such shorter period to which they may consent) before the date specified for redemption mail (or, with the consent of any particular holder, otherwise deliver) a notice in writing of the intention of the Corporation to redeem such Class 4 Preference Shares to each person who at the record date for the determination of shareholders entitled to receive notice is a holder of Class 4 Preference Shares to be redeemed. Such notice will (subject to the consent of any particular holder referred to above) be mailed by letter, postage prepaid, addressed to each such holder at the holder's address as it appears on the records of the Corporation or in the event of the address of any such holder not so appearing then to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders will not affect the validity of such redemption. Such notice will set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation will pay or cause to be paid to or to the order of the holders of the Class 4 Preference Shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificates representing the Class 4 Preference Shares called for redemption. Such payment will be made by check or, with the consent of any particular holder, by any other means of immediately available funds. If a part only of the shares represented by any certificate are redeemed a new certificate for the balance will be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice the holders of the Class 4 Preference Shares called for redemption will cease to be entitled to dividends and will not be entitled to exercise any of the rights of holders of Class 4 Preference Shares in respect thereof unless payment of the Redemption Amount is not made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders of the said Class 4 Preference Shares will remain unaffected. The Corporation will have the right at any time after the mailing (or delivery, as the case may be) of notice of its intention to redeem any Class 4 Preference Shares to deposit the Redemption Amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada or in the United States, named in such notice, to be paid without interest to or to the order of the respective holders of such Class 4 Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Class 4 Preference Shares in respect whereof such deposit has been made will be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, will be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest allowed on such deposit will belong to the Corporation.

(c)           Change of Control Redemption: In the event of a Change of Control (as hereinafter defined), then subject to the conversion provisions set forth in Section 6 below, the Corporation shall forthwith redeem at any time the whole of the then outstanding Class 4 Preference Shares from the holders thereof on payment of the Redemption Amount in respect of each such share.

(d)           For the purposes of this Certificate, a "Change of Control" means any one of:

(i)
the consummation of a merger, amalgamation, plan of arrangement or other transaction or series of related transactions resulting in the combination of the Corporation with or into another entity, where the shareholders of the Corporation immediately prior to any such transaction(s) directly or indirectly do not continue to hold more than a 50% voting interest in the continuing or surviving entity immediately following such transaction or series of related transactions and no shareholder who held less than a 50% voting interest in the Corporation before such event holds directly or indirectly more than a 50% voting interest in the continuing or surviving entity immediately following such event,

(ii)	a sale or transfer of all or substantially all of the Corporation's assets (other than a sale or transfer to a wholly-owned subsidiary of the Corporation), or

(iii)	an exclusive license of all or substantially all of the Corporation's intellectual property (other than a license to a wholly- owned subsidiary of the Corporation);

provided, in each case, that the transaction is entered into at arm's length with all shareholders of the Corporation and provided, however, that a transaction will not constitute a Change of Control if:

(i)	its sole purpose is to change the jurisdiction of the Corporation's incorporation; or

(ii)	it will create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately prior to such transaction;

(iii)	the principal purpose of the transaction is a bona fide equity financing transaction and no one Person will hold a majority of the Corporation's shares after completion of the transaction; or

(iv)
a majority of the holders of the Class 4 Preference Shares and a majority of each other class of shares of the Corporation (determined separately on a class by class basis) determine that such event should not be treated as a Change of Control for the purposes of this provision.

(e)           Constraints: Notwithstanding the foregoing: (i) the Corporation may only give notice to redeem the Class 4 Preference Shares (other than pursuant to subsection 5(c) above) after the Fifth Anniversary and (ii) any payments to be made pursuant to this Section 4 shall be subject to Section 10.

(f)           Seniority of Retraction:  The Corporation shall not, without the express written consent from holders of a majority of the Class 4 Preference Shares, redeem any Class 3 Preference Shares.

6.             Conversion

(a)           Conversion Privilege: Each issued Class 4 Preference Share may at any time (including after a notice of redemption is received but prior to the redemption date) be converted, at the option of the holder, into one share of Common Stock (subject to variation in accordance with Section 7, the "Conversion Ratio").  In the event of conversion, all declared, accrued and unpaid dividends on the converted Class 4 Preference Shares shall be converted into shares of Common Stock based on a conversion price equal to the trading price of the Common Stock at the close of business on the last trading day prior to the date of conversion.  The conversion privilege herein provided for may be exercised by notice in writing given to the Corporation accompanied by a certificate or certificates representing the Class 4 Preference Shares in respect of which the holder thereof desires to exercise such right of conversion and such notice will be signed by the holder of the Class 4 Preference Shares in respect of which such right is being exercised and will specify the number of Class 4 Preference Shares which the holder desires to have converted. Upon receipt of such notice the Corporation will issue certificates representing fully paid Common Stock upon the basis above prescribed and in accordance with the provisions hereof to the holder of the Class 4 Preference Shares represented by the certificate or certificates accompanying such notice.

(b)           All Common Stock resulting from any conversion of Class 4 Preference Shares into Common Stock pursuant to Section 6(a) hereof will be deemed to be fully paid and non-assessable.

(c)           Automatic Conversion: In the event of a Liquidation Event all of the issued and outstanding Class 4 Preference Shares shall automatically be converted into Common Stock at the Conversion Ratio where it is determined by the Corporation that the holder of a Class 4 Preference Shares would receive greater consideration (based on the cash and or fair market value of publicly traded securities to be received) from the Corporation if such holder held the Common Stock Equivalent in lieu of such Class 4 Preference Shares. The Corporation shall, where this Section is operative, take such steps as may be required or are desirable to effect the conversion of the issued and outstanding Class 4 Preference Shares into Common Stock.

(d)           Majority Conversion: Holders of a majority of the Class 4 Preference Shares will be entitled to require the holders of all Class 4 Preference Shares to convert their shares into Common Stock (at the Conversion Ratio) on a specified conversion date, by giving notice ("Mandatory Conversion Notice") to the Corporation. Upon receipt of a Mandatory Conversion Notice the Corporation shall take such steps as may be required or are desirable (including filing certificates of amendment) to convert the issued and outstanding Class 4 Preference Shares into Common Stock. Any Mandatory Conversion Notice delivered to the Corporation shall be accompanied by written authorization from holders holding not less than 50.1% of the Class 4 Preference Shares then outstanding supporting the Mandatory Conversion Notice or minutes from a duly convened meeting of the holders of the Class 4 Preference Shares at which a majority of such holders passed a resolution to support the Mandatory Conversion Notice.

7.               Antidilution

If the shares of Common Stock are subdivided, consolidated or if a stock dividend is paid or if such shares of Common Stock are otherwise varied pursuant to a share capital reorganization, an equivalent change, as the board of directors may in its sole discretion determine, will be made to the Conversion Ratio or otherwise to the Class 4 Preference Shares or if a stock dividend is paid or if such Common Stock are otherwise varied pursuant to a share capital reorganization.

8.             Special Protection

(a)           Protective Provisions: Subject to applicable law, the approval of holders of 66 2/3rds of the Class 4 Preference Shares shall be required to:

(i)	change the rights or terms of the Class 4 Preference Shares or increase the authorized number thereof; or

(ii)	authorize, create or issue any security either preferential to or on parity with the Class 4 Preference Shares.

(b)           Declaration of Dividends: The consent of holders of a majority of the Class 4 Preference Shares shall be required to pay any dividend to or redeem any preference shares (other than the Class 4 Preference Shares) or Common Stock (other than the payment of dividends on the Class 3 Preference Shares and the Class 4 Preference Shares as contemplated above and other than purchases of Common Stock at no greater than cost from employees or other service providers upon termination of service).

9.             Pre-Emptive Rights

(a)           Subject to applicable laws and the requirements of any stock exchange on which the Corporation's securities may be listed and posted for trading, if any additional shares of Common Stock are to be issued by the Corporation, the Corporation will first offer (the "Offer") such Common Stock to each of the holders of the Class 3 Preference Shares and the Class 4 Preference Shares (individually, an "Investor" and collectively, the "Investors") by providing such Investor with notice, sent to the last address of the Investor shown on the books and records of the Corporation, of the Corporation's intention to issue additional Common Stock and the number and class thereof to be so issued, the purchase price for each Common Stock and the date of issuance (to the extent such facts are known by the Corporation).

(b)           Each Investor will have the right to purchase that proportion of the Common Stock so offered that is equal to the proportion of Class 4 Preference Shares owned beneficially or of record by the Investor to the aggregate issued Common Stock then outstanding at the date notice is given of such Offer. Such right will be exercisable by the Investor by giving notice to the Corporation within five days of receipt of the notice from the Corporation.

(c)           In the event the Investor accepts the Offer, the Investor will take up and pay for all or any of the Common Stock to which the Investor is entitled on the closing of the transaction.

(d)           The rights of the Investors in this Section 9 will not apply to issuances of:

(i)           Common Stock issued or issuable:

(1)	upon the conversion of Convertible Securities (as defined below);

(2)	upon the exercise of options granted pursuant to any stock option plan or other equity incentive plan, in either case approved by the board of directors;

(3)
in conjunction with arm's length debt financing (including, without limitation, commercial credit arrangements or equipment financing), acquisitions, joint ventures or strategic investments of the Corporation and its subsidiaries;

(4)	as a dividend or distribution on any class of securities of the Corporation; or

(ii)           any Common Stock or Convertible Securities issued pursuant to a bona fide arm's length business acquisition by the Corporation, whether by merger, consolidation, purchase of assets, the sale or exchange of shares or otherwise.

(e)           For the purposes of this Section 9 “Convertible Securities” means any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

10.           Taxes

(a)           Withholding Tax: Notwithstanding any other provision of these Certificate, the Corporation shall be entitled to deduct and withhold (and/or recover) from any amounts payable to holders of shares of the Corporation the amount of all taxes which the Corporation may be required or permitted to deduct and withhold in accordance with applicable law. All such withheld amounts shall be timely remitted to the relevant governmental authority and all such remitted amounts shall be treated as having been paid to the relevant holder. For purposes hereof "Tax" means any local, domestic or foreign tax of any kind or nature whatsoever, any levy, impost, duty or other charge of a similar nature, and includes any sales tax, value-added tax, goods and services tax, transfer tax or withholding tax (including any penalty, interest, or addition to tax).

(b)           Stockholder Certification: Each holder of shares of the Corporation shall provide such tax representations, information, or other documentation to the Corporation which may reasonably be considered by the Corporation to be required or advantageous in the context of the payment of a dividend, a transaction deemed to be a dividend for tax purposes, the conversion of any shares or in the event of a Liquidation Event.

Schedule C

The board of directors of the Corporation authorized the grant of 4,377,000 options to several of the Corporation’s employees.  The grants will be reported on the Company’s 10-Q for the second quarter ending June 30, 2011.